CONFORMED WITH EXHIBITS
                                        Registration No. 2-96976D

               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549
         _____________________________________________

                            FORM S-8
                 REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933

STATE OF INCORPORATION:            EMPLOYER ID NUMBER:
COLORADO                               84-1155041

       NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER:
                 DCI TELECOMMUNICATIONS, INC.

                ADDRESS OF PRINCIPAL OFFICES:
              611 ACCESS ROAD, STRATFORD, CT 06615

       NAME AND ADDRESS OF REGISTERED AGENT FOR SERVICE:
   JOSEPH J. MURPHY, PRESIDENT, DCI TELECOMMUNICATIONS, INC.
             611 ACCESS ROAD, STRATFORD, CT 06615

              TELEPHONE NUMBER: (203) 380-0910

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS,
CHECK THE FOLLOWING BOX   [     ]

Title of Each Class   Amount     Proposed  Proposed  Amount of
of Securities to be   to be      Offering  Aggregate Registration
Registered            Registered Price/    Offering  Fee
                                 Share     Price

Common                 370,000                        $100.00

     Information Required in the Registration Statement

Item 3 - Incorporation of Documents by Reference

The following documents are incorporated by reference into this Registration Statement, and made a part hereof:

     (a) All other reports filed pursuant to Section 13(a) and 15(d) of the Exchange Act since the end of such fiscal year;

     (b) The description of Securities of the Company offered hereunder contained in the Certificate of Incorporation, as amended and the Bylaws, as amended, and further described in the Form S-8, file no. 2-96976-D filed on April 9, 1985.

Item 4 - Description of Securities.

Not Applicable.

Item 5 - Interests of Named Experts and Counsel.

Not Applicable.

Item 6 - Indemnification of Directors and Officers.

     The only statute, charter provision, bylaw, contract or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against liability which he may incur in his capacity as such, is set forth in the Company's Articles of Incorporation, as amended. Provisions of the Articles of Incorporation and the Bylaws relating to indemnification provide for mandatory indemnification of the Company's directors, officers and employees against liabilities arising from the situations described therein to the full extent permitted by common law, the Colorado Corporation Code, and any other statutory provisions.

Item 7 - Exemption from Registration Claimed.

Not Applicable.

Item 8 - Exhibits.

See - Exhibits Index following the signature page hereof.

Item 9 - Undertakings.

     The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (i) include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

     (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

     (iii) include any additional or changed material information with respect to the plan of distribution.

Except that, subparagraphs (i) and (ii) of this paragraph do not apply provided that the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the Issuer under the Exchange Act.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement relating to the securities offered herein, and shall treat the offering of such securities at that time as the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 145(d) of the Securities Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stratford, State of Connecticut, on January 8, 1999.

Registrant:    DCI TELECOMMUNICATIONS, INC.

By: Joseph J. Murphy
    --------------------------
    Joseph J. Murphy, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature              Title                 Date

Joseph J. Murphy    President/Treasurer    January 8, 1999
----------------
Joseph J. Murphy


Larry Shatsoff      Acting Secretary       January 8, 1999
--------------
Larry Shatsoff

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
          ___________________________________________


                          EXHIBITS TO

                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933

                  DCI TELECOMMUNICATIONS, INC.

               __________________________________

                            EXHIBITS
               __________________________________


                  DCI TELECOMMUNICATIONS, INC.

                     FORM S-8 EXHIBIT INDEX


DESCRIPTION                        REFERENCE

INSTRUMENTS DEFINING RIGHTS        INCORPORATED BY REFERENCE FROM
OF SECURITIES HOLDERS              ARTICLES OF INCORPORATION AND
                                   BYLAWS ON FILE WITH COMMISSION


OPINION RE: LEGALITY AND CONSENT   ATTACHED


LETTER OF UNAUDITED INTERIM        INCORPORATED BY REFERENCE FROM
FINANCIAL INFORMATION              FORMS 10-Q

                       MARK C. FOSTER, ESQ.
               3303 East First Avenue, Suite 820
                     Denver, Colorado 80206
                   Telephone: (303) 321-7997
                    Telefax: (303) 321-8106


                           January 8, 1999


DCI Telecommunications, Inc.
611 Access Road
Stratford, CT 06615

Attn: Joseph J. Murphy

Re: SEC Registration on Form S-8

Dear Mr. Murphy:

I am counsel for DCI Telecommunications, Inc., a Colorado corporation
(the   "Company")  in connection  with  its  proposed public offering under the Securities Act of 1933, as amended (the "Act") under Form S-
8,  of  370,000 shares of its $.0001 par  value common  stock   which
are  to  be  issued under the  Company's  1995 shareholder   approved
Stock Option Plan to Richard Sheppard, Joseph J. Murphy III, Philip Baroff, Lawrence Shatsoff, Daniel J. Murphy, Vicky Moore, Russell B. Hintz, Craig K. Murphy, Tasos Apostoli, Ira Cohen, Joseph J. Murphy, Grace P. Murphy, and John J. Adams for services as employees and Bond Beebe for consulting services. Such offering shall be made by filing of a Registration Statement under Form S-8 as to which this opinion is a part, to be filed with the Securities and Exchange Commission (the "Commission").

     In connection with the rendering this opinion as set forth below, I have reviewed and examined the originals or copies identified as follows:

     (1) Articles of Incorporation of the Company, as restated and amended, as filed with the Secretary of State of Colorado on February 4, 1985.

 (2) Bylaws of the Company and a Resolution of the Board of Directors adopted September 12, 1996 authorizing the issuance of Common Shares in payment of services rendered.

 (3)  Statements  for  services  from the above stated employees.

 (4)    The  Form  S-8  dated  January 8,  1999  as  filed  with  the
    Commission.

     I have examined such other documents and records provided to me by the Company, instruments and certificates of public officials, officers and representatives of the Company, and made such investigations as deemed necessary or appropriate under the circumstances. In connection with rendering this opinion, I have reviewed such statutes and judicial precedents as deemed relevant
and   necessary.   In  the  examination,  I  have   assumed   the
genuineness  of  all  signatures, the legal capacity  of  natural
persons,   the   authenticity  of  all  documents  submitted   as
originals, the conformity with the original documents of all documents submitted as copies, and the authenticity of the
originals  of  such  copies.   It is  further  assumed  that  the
recipients of shares of the Common Stock under the respective agreements will have paid or earned the consideration required under the terms of such agreement prior to the issuance of such stock.

     Based upon the foregoing and in reliance thereon, it is my opinion that, subject to the limitations set forth herein, the Three Hundred Seventy Thousand (370,000) shares of Common Stock will, upon issuance and delivery in accordance with the terms of the service agreements covered by such Registration Statement, be duly and validly authorized, legally issued, fully paid and nonassessable and without restrictions on said shares. This opinion is expressly limited in scope to the shares enumerated herein and in the Registration Statement and does not cover subsequent issuance of shares to be made in the future pursuant to the subject agreements, if any, pertaining to services to be performed in the future. Such transactions are required to be included in either a new registration statement or a post-effective amendment to the Registration Statement including updated opinions concerning the validity of issuance of such shares.

     This opinion is limited to the laws of the state of Colorado, in particular the Colorado Corporation Law of Colorado, and no opinion is expressed with respect to the laws of any other state or jurisdiction. I consent to the filing of this opinion with the Commission as an exhibit to the Form S-8 filed dated January 8, 1999.

     This opinion is not to be used, circulated, quoted or otherwise refereed to for any other purpose with my prior written consent. This opinion is based upon my knowledge of the law and facts of the date hereof. I assume no obligation to communicate with you concerning any matter which may come to my attention after the date hereof.

                                   Very truly yours,
                                   Mark C. Foster, Esq.

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 25, 1998 (except for Notes 1 and 2 for which the date is October 14, 1998) included in the amended annual report on Form 10-K of DCI Telecommunications, Inc. and subsidiaries for the year ended March 31, 1998, and to the reference to our Firm under the caption "Experts" in the Prospectus.


Schnitzer & Kondub, P.C.
--------------
Schnitzer & Kondub P.C.

Harrison, New York

January 6, 1999